EXHIBIT 23(a)

EXHIBIT 23(a) – Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (on Form S-8 Nos. 333-36356 and 333-36358) pertaining to the 1998 and 1999 Stock Options Plans and the 2000 Employees’ Stock Purchase Plan of Clarion Technologies, Inc. of our report dated February 14, 2003, except for Notes 3 and 13, which are as of April 14, 2003, relating to the consolidated financial statements and schedule, which appears in this Form 10-K/A.

/s/ BDO Seidman, LLP

Grand Rapids, Michigan
May 2, 2003